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                                                                 EXHIBIT 10(g)


                         SEVERANCE PROTECTION AGREEMENT


   THIS AGREEMENT made as of the ____ day of September, 1994, by and between Scientific-Atlanta, Inc. (the "Company") and __________________ (the "Executive").

   WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that the occurrence of a Change in Control can result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation;

   WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of the Executive in the event of a Change in Control and to ensure his continued dedication and efforts in such event without undue concern for his personal financial and employment security; and

   WHEREAS, in order to induce the Executive to remain in the employ of the Company, particularly in the event of a Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event his employment is terminated as a result of, or in connection with, a Change in Control.

   NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

   1.   Term of Agreement; Expiration of Term.

   1.1  Term of Agreement.

        (a) This Agreement shall commence as of the date hereof and shall continue in effect through December 31, 1995.

        (b) Notwithstanding the foregoing, commencing on January 1, 1995 and on each January 1 thereafter, the term of this Agreement shall automatically be extended for one (l) additional year unless either the Company or the Executive shall have given written notice to the other at least ninety (90) days prior to such January 1 that the term of this Agreement shall not be so extended.

        (c) Notwithstanding any such notice by the Company not to extend, the term of this Agreement shall not expire prior to the expiration of 24 months after the occurrence of any Change in Control which occurs while this Agreement is in effect.

   1.2 Expiration of Term. Notwithstanding the foregoing or anything in this Agreement to the contrary, the term of this Agreement shall expire on the day prior to the day the Executive, individually or together with any Person (as defined in Section 2.2(a)) and without prior approval of the Board, either (i) consummates as an acquiror a transaction which constitutes a Change in Control (as defined below) or (ii) makes a written definitive proposal for, or otherwise participates directly or indirectly as an acquiror in, a transaction which if consummated would constitute a Change in Control (each, a "Control Action") and, in either case,
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such Control Action occurs prior to a Control Action by any other Person.  If a
Control Action by any other Person is terminated, withdrawn or abandoned prior to a Control Action by the Executive, it shall be deemed to have never occurred for purposes of this Section 1.2.

   2.    Definitions.

   2.1 Cause. For purposes of this Agreement, a termination for "Cause" is a termination evidenced by a resolution adopted in good faith by two-thirds of the Board that the Executive (i) has been convicted of a felony, or (ii) has engaged in conduct which constitutes (A) willful neglect in carrying out his duties to the Company or (B) willful misconduct, in either case, which is demonstrably and materially injurious to the Company, monetarily or otherwise; provided, however that no termination of the Executive's employment shall be for Cause as set forth in clause (ii) above until (x) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail, and (y) the Executive shall have been provided an opportunity to be heard by the Board (with the assistance of the Executive's counsel if the Executive so desires). No act, nor failure to act, on the Executive's part, shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after a Notice of Termination is given by either party shall constitute Cause for purposes of this Agreement.

   2.2 Change in Control. For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

         (a) The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided, however, that for purposes of this Section 2.2(a), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

         (b) The individuals who are members of the Incumbent Board (as defined below), cease for any reason to constitute at least two-thirds of the Board.
The "Incumbent Board" shall include the individuals who as of August 20, 1990 were members of the Board and any individual becoming a director subsequent to August 20, 1990 whose election, or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; provided, however, that any individual who is not a member of the Incumbent Board at the time he or she becomes a member of the Board shall become a member of the Incumbent Board upon the completion of two full years as a member of the Board; provided, further, however, that notwithstanding the foregoing, no individual shall be considered a member of the Incumbent Board if such individual initially assumed office (l) as a result of either an actual or threatened "election contest" (within the meaning of Rule 14a-11 promulgated under the 1934 Act) or other actual or




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threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") or (2) with the approval of the other Board members, but by reason of any agreement intended to avoid or settle a Proxy Contest; or

         (c) Approval by stockholders of the Company of (1) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

         (d) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (1) was at the request of a Third Party (as hereinafter defined) who effectuates a Change in Control or (2) otherwise occurred in connection with or in anticipation of a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control shall mean the date immediately prior to the date of such termination of the Executive's employment.

   2.3   Disability.  For purposes of this Agreement, "Disability" shall mean
(i) a physical or mental infirmity which has been determined to be a total and permanent disability under and in accordance with the provisions of the Company's Long Term Disability Income Plan (the "LTD Plan") or (ii) in the event the Company does not maintain the LTD Plan at the time of the determination of the Executive's Disability, a physical or mental infirmity which impairs the Executive's ability to substantially perform duties of the type performed by





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the Executive prior to the onset of the infirmity, which impairment continues for a period of at least one hundred eighty (180) consecutive days.

   2.4   Good Reason.

         (a) For purposes of this Agreement, "Good Reason" shall mean the occurrence within 24 months after a Change in Control of any of the events or conditions described in Subsections (1) through (8) hereof:

                (1) a change in the Executive's status, title, position or responsibilities which reasonably represents an adverse change in his status, title, position or responsibilities as in effect at any time within ninety (90) days preceding a Change in Control; the assignment to the Executive of any duties or responsibilities which reasonably are inconsistent with such status, title, position or responsibilities as in effect at any time within ninety (90) days preceding a Change in Control; or any removal of the Executive from or failure to reappoint or reelect him to any of his offices or positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason;

                (2) a reduction in the Executive's base salary or any failure to pay the Executive any compensation or benefits to which he is entitled within five (5) days of the date due;

                (3) the Company's requiring the Executive to be based at any place outside a 50-mile radius from his current work location, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change in Control;

                (4) the failure by the Company to (A) continue in effect (with out reduction in benefit levels and/or reward opportunities) any material compensation or benefit plan in which the Executive was participating at any time within ninety (90) days preceding a Change in Control including, but not limited to, the Annual Incentive Plan for Key Executives (the "Annual Plan"), the Long Term Incentive Compensation Plan, the 1978 Non-Qualified Stock Option Plan for Key Employees, the 1981 Incentive Stock Option Plan, the 1992 Employee Stock Option Plan, the Executive Deferred Compensation Plans and the Supplemental Executive Retirement Plan (the "SERP"), as such plans are in effect at any time within ninety
            (90) days preceding a Change in Control, unless a substitute or replacement has been implemented which provides substantially identical compensation or benefits to the Executive or (B) provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other compensation or employee benefit plan, program and practice as in effect at any time within ninety (90) days preceding a Change in Control;

                (5) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy, of the Company;





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                (6)  any material breach by the Company of any provision of this
            Agreement;

                (7) any purported termination of the Executive's employment for Cause by the Company which does not comply with the terms of
            Section 2.1 of this Agreement; and

                (8) the failure of the Company to obtain an agreement, satisfactory to the Executive, from any successor or assign of the Company, to assume and agree to perform this Agreement, as contemplated in Section 8(a) hereof.

       (b)  Any event or condition described in this section 2.4(a)(1) through
(8) which occurs prior to a Change in Control but (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "Third Party") who effectuates a Change in Control, or (ii) otherwise arose in connection with or in anticipation of a Change in Control which actually occurs, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to the Change in Control.

       (c)  The Executive's right to terminate his employment pursuant to this
Section 2.4 shall not be affected by his incapacity due to physical or mental illness prior to the time the Executive has been determined to have a Disability.

   3.  Termination of Employment.

       3.1 Except as specifically provided in this Agreement, the provisions of this Section 3 shall not apply to any termination of the Executive's employment which occurs prior to a Change in Control.

       3.2 If, during the term of this Agreement, the Executive's employment with the Company shall be terminated within 24 months following a Change in Control, the Executive shall be entitled to the following compensation and benefits (in addition to any compensation and benefits provided for under any of the Company's employee benefit plans, policies and practices):

                (a) If the Executive's employment with the Company shall be terminated (l) by the Company for Cause or Disability, (2) by reason of the Executive's death, or (3) by the Executive other than for Good Reason, the Company shall pay the Executive all amounts earned or accrued through the Termination Date (as hereinafter defined) but not paid as of the Termination Date, including (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, (iii) vacation pay and (iv) bonuses or incentive compensation (collectively, "Accrued Compensation"). In addition to the foregoing, if the Executive's employment is terminated by the Company for Disability or by reason of the Executive's death, the Company shall pay to the Executive or his beneficiaries an amount equal to the "Pro Rata Bonus" (as hereinafter defined). The "Pro Rata Bonus" shall mean for any fiscal year of the Company which begins after the Change in Control, an





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amount equal to the bonus or incentive award that the Executive would have been entitled to receive under the Annual Plan in respect of the fiscal year of the Company in which the Termination Date occurs had he continued in employment until the end of such fiscal year, calculated as if all performance targets and goals (if applicable) had been fully met by the Company and by the Executive, as applicable, for such year, multiplied by a fraction the numerator of which is the number of days in such fiscal year through the Termination Date and the denominator of which is 365. The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs and practices then in effect.

       (b) If the Executive's employment with the Company shall be terminated (other than by reason of death), (1) by the Company (other than for Cause or Disability) or (2) by the Executive for Good Reason, the Executive shall be entitled to the following:

               (i) the Company shall pay the Executive all Accrued Compensation and a Pro-Rata Bonus;

               (ii) except if the Executive's employment with the Company shall be terminated by the Executive for Good Reason by reason of relocation as described in Section 2.4(a)(3) and such relocation is in connection with a relocation affecting more than one-half of the employees employed at the same work location as the Executive ("Good Reason for Company Relocation"), the Company shall pay the Executive as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, in a single payment an amount in cash (the "Severance Amount") equal to two (2) times the sum of (A) the highest rate of the Executive's annual base salary as in effect at any time within ninety (90) days preceding a Change in Control or at any time thereafter ("Base Salary"), (B) the "Bonus Amount" (as defined below) and (C) the "Perquisite Amount" (as defined below). If the Executive's employment with the Company shall be terminated by the Executive for Good Reason for Company Relocation, the Severance Amount shall equal one (1) times the sum of (A) Base Salary, (B) the Bonus Amount and (C) the Perquisite Amount. Any amount payable with respect to the Executive's Bonus Amount pursuant to this Section 3.2(b)(ii) shall be reduced by the amount by which payments to the Executive pursuant to the third paragraph of Section 8(c) of the Annual Plan exceed the "target" percentage of such Executive's base salary under the Annual Plan. The term "Bonus Amount" shall mean the highest of the total cash bonuses earned by the Executive pursuant to the Annual Plan in any of the three fiscal years of the Company immediately preceding the fiscal year in which the Termination Date occurs (or such lesser number of full fiscal years during which the Executive was employed by the Company); provided, however, that the Bonus Amount shall not be less than an amount equal to the Executive's target bonus pursuant to the Annual Plan for the fiscal year in which the Termination Date occurs. The "Perquisite Amount" shall equal the highest amount paid to the Executive in the calendar year ending prior to the Change in Control or in any calendar year thereafter in respect of perquisites provided to the Executive, including, but not limited to, car allowance, financial counseling, annual physical examination and airline membership clubs and shall be in lieu of the Company providing such perquisites to the Executive.





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              (iii)  for a number of months equal to 24 (12 if the Executive's employment with the Company shall be terminated by the Executive for Good Reason for Company Relocation) (the "Continuation Period"), the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries (to the same extent provided to the dependents and beneficiaries prior to the Executive's termination) the life insurance, disability, medical, dental and hospitalization benefits provided (x) to the Executive at any time within ninety (90) days preceding a Change in Control or at any time thereafter, or (y) to other similarly situated executives who continue in the employ of the Company during the Continuation Period. The coverage and benefits (including deductibles and costs) provided in this Section 3.2(b)(iii) during the Continuation Period shall be no less favorable to the Executive and his dependents and beneficiaries, than the most favorable of such coverages and benefits during any of the periods referred to in clauses (x) and (y) above. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This Subsection (iii) shall not be interpreted so as to duplicate any benefits to which the Executive or his dependents may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits;

               (iv) the Company shall pay in a single payment an amount in cash equal to the excess of (A) the actuarial equivalent of the aggregate retirement benefit the Executive would have been entitled to receive under the SERP, the Scientific-Atlanta, Inc. Retirement Plan (the
"Retirement Plan") and the Scientific-Atlanta, Inc. Restoration Retirement Plan (the "Restoration Plan") had (x) the Executive remained employed by the Company for an additional two (2) complete years of credited service (one (l) complete year of credited service if the Executive's employment with the Company shall be terminated by the Executive for Good Reason for Company Relocation), (y) his annual compensation during such period been equal to his Base Salary and the Bonus Amount (but only to the extent that the bonuses which are included in the Bonus Amount are includible in compensation for purposes of the Retirement Plan, the SERP and the Restoration Plan), and (z) he been fully (100%) vested in his benefit under each such retirement plan, over (B) the actuarial equivalent of the aggregate retirement benefit the Executive is actually entitled to receive under such retirement plans. For purposes of this Subsection (iv), "actuarial equivalent" shall be determined in accordance with the actuarial assumptions used for the calculation of benefits under the Retirement Plan as applied immediately prior to the Termination Date in accordance with such plan's past practices (but shall in any event take into account the value of any subsidized early retirement benefit); and

                (v) all restrictions on any outstanding award (including restricted stock awards) granted to the Executive shall lapse and such awards shall become fully (100%) vested immediately, and all stock options and stock appreciation rights granted to the Executive shall become fully (100%) vested and shall become immediately exercisable.





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                                  (c)      The amounts provided for in Sections
3.2(a) and 3.2(b)(i), (ii), (iv) and (v) shall be paid within five (5) days after the Executive's Termination Date.

                                  (d)      The Executive shall not be required
to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 3.2(b)(iii).

                          3.3     The severance pay and benefits provided for
in Sections 3.2(a) and 3.2(b)(i) and (ii) shall be in lieu of any other severance pay to which the Executive may be entitled under any Company severance plan, program or arrangement.

                          4.      Notice of Termination.  Any purported
termination by the Company or by the Executive shall be communicated by written Notice of Termination to the other. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

                          5.      Termination Date.  "Termination Date" shall
mean in the case of the Executive's death, his date of death, and in all other cases, the date specified in the Notice of Termination subject to the following:

                                  (a)      If the Executive's employment is
terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least 30 days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least 30 days; and

                                  (b)      If the Executive's employment is
terminated for Good Reason, the date specified in the Notice of Termination shall not be more than 60 days from the date the Notice of Termination is given to the Company.

                          6.      Excise Tax Limitation.

                                  (a)      Notwithstanding anything contained
in this Agreement or any other agreement or plan to the contrary, the payments and benefits provided to, or for the benefit of, the Executive under this Agreement or under any other plan or agreement (the "Payments") shall be reduced (but not below zero) to the extent necessary so that no payment to be made, or benefit to be provided, to the Executive or for his benefit under this Agreement or any other plan or agreement shall be subject to the imposition of excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (such reduced amount is hereinafter referred to as the "Limited Payment Amount") if (A) the net amount of such Payments, as so reduced (and after deduction of the net amount of federal, state and local income tax on such reduced Payments) is greater than (B) the excess





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of (i) the net amount of such Payments, without reduction (but after deduction of the net amount of federal, state and local income tax on such Payments), over (ii) the amount of excise tax to which the Executive would be subject in respect of such Payments. Unless the Executive shall have given prior written notice specifying a different order to the Company, the Company shall reduce or eliminate the Payments to the Executive by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Employee pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

                                  (b)      All determinations required to be
made under this Section 6 shall be made by a nationally recognized accounting firm designated by the Company (other than the accounting firm that is regularly engaged by the Person, or any affiliate of the Person, who has effectuated a Change in Control) and reasonably acceptable to the Executive (the "Accounting Firm"). The Accounting Firm shall provide their calculations, together with detailed supporting documentation, both to the Company and the Executive within 5 days after the Executive's Termination Date (or such earlier time as is requested by the Company) and, with respect to the Limited Payment Amount, a reasonable opinion to the Executive that he is not required to report any excise tax on his federal income tax return with respect to the Limited Payment Amount (collectively, the "Determination"). All fees, costs and expenses (including, but not limited to, the costs of retaining experts) of the Accounting Firm shall be borne by the Company and the Company shall pay such fees, costs and expenses as they become due. The Determination by the Accounting Firm shall be final, binding and conclusive upon the Company and the Executive (except as provided in Subsection (c) below).

                                  (c)      If it is established pursuant to a
final determination of a court or an Internal Revenue Service (the "IRS") proceeding which has been finally and conclusively resolved, that Payments have been made to, or provided for the benefit of, the Executive by the Company, which are in excess of the limitations provided in Section 6(a) (hereinafter referred to as an "Excess Payment"), such Excess Payment shall be deemed for all purposes to be a loan to the Executive made on the date the Executive received the Excess Payment and the Executive shall repay the Excess Payment to the Company on demand, together with interest on the Excess Payment at the applicable federal rate (as defined in Section 1274(d) of the Code) from the date of the Executive's receipt of such Excess Payment until the date of such repayment. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the Determination, it is possible that Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made under this Section 6. In the event that it is determined (i) by the Accounting Firm, the Company (which shall include the position taken by the Company, or together with its consolidated group, on its federal income tax return) or the IRS or
(ii) pursuant to a determination by a court, that an Underpayment has occurred, the Company shall pay an amount equal to such Underpayment to the Executive within 10 days of such determination together with interest on such amount at the applicable federal rate from the date such amount would have been paid to the Executive until the date of payment.





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                 7.       Unauthorized Disclosure or Use of Confidential
Information. The Executive shall not make any unauthorized disclosure or use of confidential information. For purposes of this Agreement, unauthorized disclosure or use of confidential information shall mean disclosure to any person, group or other entity, or use by the Executive, without the consent of the Board (other than pursuant to a court order, as is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company or as may be legally required) of any material confidential information obtained by the Executive while in the employ of the Company (including any material confidential information with respect to any of the Company's customers or methods of distribution) the disclosure or use of which is demonstrably and materially injurious to the Company; provided, however, that such term shall not include the disclosure or use by the Executive, without consent, of any information known generally to the public (other than as a result of disclosure or use by him in violation of this Section 7) or any information not otherwise considered confidential and material by a reasonable person engaged in the same business as that conducted by the Company.

                 8.       Successors; Binding Agreement.

                          (a)     This Agreement shall be binding upon and
shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "the Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

                          (b)     Neither this Agreement nor any right or
interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

                 9. Fees and Expenses. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of (a) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits or (b) the Executive's hearing before the Board as contemplated in Section 2.1 of this Agreement; provided, however, that the circumstances set forth in clause (a) (other than as a result of the Executive's termination of employment under circumstances described in Section 2.2(d)) occurred on or after a Change in Control; provided, further, however, that notwithstanding the foregoing, the Executive shall not be entitled to legal fees and related expenses pursuant to this Section 9 if pursuant to a determination of a court which has been finally and conclusively resolved, it is determined that the Executive's position is entirely without merit or that the action commenced by the Executive is frivolous.

                 10. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be





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
in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

                 11. Non-exclusivity of Rights. Except as expressly provided in this Agreement, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

                 12. Settlement of Disputes; Arbitration. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive's claim has been denied. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Atlanta, Georgia in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

                 13. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others unless such circumstances arise out of any illegal or fraudulent conduct which the Company in good faith believes was engaged in by the Executive in connection with his employment with the Company.

                 14. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the sub-





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
ject matter hereof have been made by either party which are not expressly set forth in this Agreement. No additional compensation provided under any benefit or compensation plans to the Executive shall be deemed to modify or otherwise affect the terms of this Agreement or any of the Executive's entitlements hereunder.

                 15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without giving effect to the conflict of laws principles thereof.

                 16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                 17. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.





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
                 IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.


                                                   SCIENTIFIC-ATLANTA, INC.



ATTEST:                                            By:________________________
                                                      Title:


________________________
       Secretary

                                                   By:________________________



Section 12 hereof must be initialed by both parties.





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